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                                                                      Exhibit 15


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We are aware that our report dated October 12, 1999 on our review of interim financial information of Life Technologies, Inc. (the Company) as of and for the three-month and nine-month periods ended September 30, 1999 and 1998, included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Company's Registration Statements on Form S-8, Registration No. 333-28607, Registration No. 333-03773, Registration No. 33-59741, Registration No. 33-21807 and Registration No. 33-956, and the Company's Registration Statement on Form S-3, Registration No. 33-29536. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                             /s/ PricewaterhouseCoopers LLP

McLean, Virginia
November 4, 1999

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